UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Catalyst Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

(305) 420-3200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation, will be held on Monday, September 19, 2022, at 9:00 a.m., local time. The Annual Meeting will be a virtual meeting. There will be no in-person meeting.

The Annual Meeting has been called for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

(1)	To elect seven directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2)	To approve, on an advisory basis, the 2021 compensation of our named executive officers as set forth herein;

(3)	To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(4)	To transact such other business as may properly come before the meeting.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on Monday, August 1, 2022 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 19, 2022: The 2022 Proxy Statement and our 2021 Annual Report are available at: http://ir.catalystpharma.com/annual-proxy.cfm.

BY ORDER OF THE BOARD OF DIRECTORS

Philip B. Schwartz

Corporate Secretary

August 5, 2022

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

(305) 420-3200

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (“Board”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (“we” or the Company”), for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, September 19, 2022, at 9:00 a.m., local time. The Annual Meeting will be a virtual meeting. The approximate date on which this statement and the enclosed proxy will be sent to stockholders will be on or about August 5, 2022.

Information about the virtual Annual Meeting

Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. Only stockholders of record at the close of business on August 1, 2022 (“Record Date”) will be entitled to attend the virtual Annual Meeting. Any stockholder wishing to attend the virtual Annual Meeting should register for the meeting by September 16, 2022. To register for the Annual Meeting, stockholders should follow these instructions as applicable to the nature of their ownership of Catalyst’s common stock:

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Registered Stockholders. If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), and you wish to attend the online-only virtual Annual Meeting, go to www.cstproxy.com/catalystpharma/2022, enter the control number you received on your proxy card (printed in the box and marked with an arrow) and click on the “Click Here to Preregister for the Online Meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

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Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Street name stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only Annual Meeting. After contacting Continental, a street name stockholder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual Annual Meeting. Street name stockholders should contact Continental at least five (5) business days prior to the Annual Meeting date.

Stockholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to: (i) vote using the online meeting website, and (ii) submit questions or comments to our officers during the meeting via e-mail or the virtual meeting webcast. Starting Monday, September 12, 2022 at 9:00 AM eastern time, stockholders may submit questions or comments before or during the meeting through the virtual meeting portal by typing in the “Submit a Question” box.

Stockholders will also have the option to call in to the virtual Annual Meeting by telephone and listen (in listen-only mode) by calling:

Within the U.S. and Canada (toll free):	(800) 450-7155
Outside the U.S. and Canada (standard rates apply):	(857) 999-9155
Passcode for telephone access:	8423756#

We encourage you to access the Annual Meeting 15 minutes prior to the start time. Online check-in will begin at 8:45 a.m. eastern time.

Information about the matters to be considered at the meeting

At the Annual Meeting, stockholders will be asked to approve the following matters:

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Proposal No. 1, to elect seven directors to serve until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier death, resignation and removal;

•	Proposal No. 2, to approve, on an advisory basis, the 2021 compensation of our named executive officers, as set forth in the Proxy Statement; and

•	Proposal No. 3, to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The election of directors requires a majority of the votes cast by the holders of our common stock. A “majority” means the director must receive more votes “for” their election than “against” their election. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors. All other matters to be considered for approval at the Annual Meeting will require approval by a majority of the votes cast for and against such matter at the meeting.

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the NASDAQ Stock Market, brokers, banks, and other securities intermediaries that are subject to NASDAQ rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NASDAQ rules, but not with respect to “non-routine” matters.

Proposal 1 (the election of directors) and Proposal 2 (non-binding advisory vote to approve the 2021 compensation of our named executive officers) are considered non-routine matters under applicable rules of the NASDAQ Stock Market. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1 and 2. Proposal 3 (ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022) is considered routine under applicable NASDAQ Stock Market rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3.

As such, if you are a beneficial owner of shares held in street name, and you do not submit a proxy or attend the Annual Meeting and vote, your shares may be voted by your broker in its discretion on Proposal 3. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you prefer, you must provide voting instructions to your broker, bank or other agent.

The form of proxy indicates a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted upon by the persons named at the meeting: (i) for the election of seven persons to our Board of Directors to serve until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal; (ii) for the approval, on an advisory basis, of the 2021 compensation of our named executive officers as set forth herein; (iii) for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iv) in their discretion, upon such other business as may properly come before the meeting.

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to attend the Annual Meeting.

We will bear the cost of the Board’s proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and e-mail, all without extra compensation.

At the close of business on Monday, August 1, 2022 (the “Record Date”), we had outstanding 102,819,504 shares of our common stock, par value $0.001 per share. Each share of our common stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of our common stock. In the event that there are not sufficient proxies for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Shares represented by proxies that are marked “abstain” or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum.

A list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive office located at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. The list will also be available for inspection at the Annual Meeting by any stockholder who is present.

Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A LATER-DATED WRITTEN NOTICE TO OUR CORPORATE SECRETARY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

OUR BOARD OF DIRECTORS

We identify and describe below the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that were considered in their re-nomination are included in their individual biographies.

Name	Age	Position(s)
Patrick J. McEnany	75	Chairman, President and Chief Executive Officer
Philip H. Coelho (1)(3)	78	Director
Richard J. Daly (2)(3)	61	Director
Donald A. Denkhaus (1)(3)	76	Director
Molly Harper (2)(3)	46	Director
Charles B. O’Keeffe (1)(2)(3)	82	Lead Independent Director
David S. Tierney, M.D. (2)(3)	59	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Patrick J. McEnany is a co-founder of our company and currently serves as our Chairman, President and Chief Executive Officer (“CEO”). Mr. McEnany has been our CEO and a director since our formation in January 2002. He became Chairman and President in March 2006. From 1999 to 2002, Mr. McEnany was a consultant to the pharmaceutical industry. From 1991 to 1997, Mr. McEnany was Chairman and CEO of Royce Laboratories, Inc., a generic pharmaceutical manufacturer. From 1997 to 1998, after the merger of Royce into Watson Pharmaceuticals, Inc., Mr. McEnany served as president of the wholly-owned Royce Laboratories subsidiary and vice president of corporate development for Watson Pharmaceuticals, Inc. From 1993 to 1997, he also served as vice chairman and a director of the National Association of Pharmaceutical Manufacturers. He currently serves on an emeritus board of directors of the Jackson Health Foundation and on the board of directors of the Humane Society of Greater Miami, and over the last 30 years has served as a director for numerous public companies. The Board believes the characteristics that qualify Mr. McEnany as a director to serve on our Board include his long-term experience in the pharmaceutical industry and his extensive business leadership experience.

Philip H. Coelho has been a member of our Board since October 2002 and currently chairs the Nominating & Corporate Governance Committee of our Board. Mr. Coelho is the Chairman and CEO of PHC Medical, a consulting business. Mr. Coelho was Chief Technology Officer of ThermoGenesis Corp., a wholly owned subsidiary of Thermogenesis Holdings, Inc, a leading regenerative medicine company that develops, commercializes and markets a range of automated technologies for cell-based therapeutics from July 2017 until his resignation in February 2022. Mr. Coelho served as Co-Founder and Chief Technology Officer of SynGen, Inc. a company enabling regenerative cures through the application of innovative engineering and President of PHC Medical, Inc., a company providing consulting services for enterprises in the medical device related cell therapy field. Previously, from October 1986 until 2008, Mr. Coelho founded and was employed by ThermoGenesis Corp., at the time a company focused on the blood processing and hospital/woundcare markets. Mr. Coelho was Chairman and Chief Executive Officer of ThermoGenesis from December 1989 until May 2007 and served as its Chief Technology Architect from June 2007 until May 2008. From October 1986 to September 1989, Mr. Coelho held the position of Vice President and Director of Research, Development and Manufacturing with ThermoGenesis. Prior to his association with ThermoGenesis, from October 1983 to October 1986 Mr. Coelho was President of Castleton, Inc., a company that developed and licensed ultra-rapid heat transfer technology to ThermoGenesis. Mr. Coelho currently serves on the board of directors of Ampio Pharmaceuticals, Inc. Mr. Coelho holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis. The Board believes the characteristics that qualify Mr. Coelho to be a director of our company include his long-term experience in the pharmaceutical industry and his business leadership experience, including his service on the board of directors of other pharmaceutical companies engaged in seeking strategic transactions.

Richard J. Daly joined our Board in February 2015. Mr. Daly currently serves as President of CARsgen Therapeutics Corporation, an emerging oncology company focused on developing CAR-T therapies for both liquid and solid tumors. From July 2018 through January 2022, Mr. Daly served as Chief Operating Officer of BeyondSpring Pharmaceuticals, a pre-commercial biotech company focused on oncology with assets in late Phase 3 clinical trials. Before joining BeyondSpring in August 2018, (i) from February 2016 to July 2018 Mr. Daly served as Chairman and CEO of Neuralstem, Inc., a biopharmaceutical company focused on the development of central nervous system therapies based on its neuronal stem cell technology, (ii) from October 2014 to September 2016 Mr. Daly served as a partner of RavineRock Partners, a commercial consulting practice focused on biotech and pharmaceuticals, (iii) from February 2013 to September 2014 Mr. Daly served as President of AstraZeneca US Diabetes, where he led all commercial and medical plans and objectives for a $1.2 billion, 3,000-employee division, including the successful launch of an orphan/rare disorder drug, Myalept, for Lipodystrophy, (iv) from August 2013 to January 2014 he served as the President of BMS-AstraZeneca Diabetes Alliance U.S., and (v) from October 2011 to July 2013 he served as a founder and partner of SagePath Partners, a commercial service company servicing the biotech and pharmaceutical industries. Finally, from 1998 until 2011, Mr. Daly served in various capacities with Takeda North America (including, from 2008 to 2011, as Executive Vice President, U.S.), where he was instrumental in building Takeda North America from 14 people to more than 3,000 employees and $5 billion in sales in less than seven years, in expanding Takeda’s commercial footprint across North and South America, and in expanding Takeda’s Americas’ business into new therapeutic areas. Mr. Daly currently serves on the board of directors of Opiant Pharmaceuticals, where he serves on the Compensation and Audit Committees of the board of directors. From June 2015 to June 2018 Mr. Daly also served on the Board of Directors of Synergy Pharmaceuticals, where he chaired the Nominations/Corporate Governance Committee and was a member of the Compensation Committee. Mr. Daly received his Bachelor of Science in Microbiology from the University of Notre Dame in 1983 and his MBA from the Kellogg School of Management, Northwestern University in 1998. The Board believes that the characteristics that qualify Mr. Daly to be a director of our company include his significant pharmaceutical industry experience and his experience in launching and managing sales of numerous pharmaceutical products, including several products that are used to treat orphan/rare diseases.

Donald A. Denkhaus joined our Board in February 2015 and currently chairs the Audit Committee of our Board. Since 2005, Mr. Denkhaus has been Chairman and Chief Financial Officer of The Kitchen, LLC, a company providing language dubbing and subtitling services to the media and entertainment industry. From 1970 through 2002, Mr. Denkhaus, who is a retired certified public accountant, worked for Arthur Andersen LLP, a global professional services organization, where he was an audit partner for twenty-two years and held numerous leadership positions, including as head of Andersen’s South Florida audit practice and, from 1998 through 2002, as Audit Practice Partner responsible for Andersen’s offices in Florida and Puerto Rico. From 2010 to 2013, Mr. Denkhaus was Chair of Nuovo Biologics, a privately held biotech company that was developing an antiviral drug for animal use, and, from 2004 until its sale in 2009, Mr. Denkhaus served on the board of directors and as chair of the audit committee of Noven Pharmaceuticals, a publicly-traded specialty pharmaceutical company focused on women’s health and psychiatry. Mr. Denkhaus received a Master’s in Business Administration degree with a major in finance from the University of Maryland and a Bachelor of Business Administration with a major in accounting from Kent State University. The Board believes that the characteristics that qualify Mr. Denkhaus to be a member of our Board include his extensive financial experience and his prior experience serving as a director of two pharmaceutical companies, one of which was publicly-traded.

Molly Harper joined our Board in June 2021. Ms. Harper has over 20 years of experience focusing on strategic planning and cross-functional leadership at life sciences companies of all sizes. Since September 2021, Ms. Harper has been the Chief Business Officer of Synlogic, Inc., a clinical-stage biopharmaceutical company focused on the discovery and development of Synthetic Biotic™ using Synlogic’s proprietary drug discovery and development platform. Prior thereto, from May 2020 until September 2021, Ms. Harper served as Executive Vice President of Operations for Relmada Therapeutics, Inc., a late-stage biotechnology company addressing diseases of the central nervous system. Prior to joining Relmada, Ms. Harper served in positions of increasing responsibility with Akcea Therapeutics, a development and commercialization company focused on rare diseases, where she was most recently Senior Vice President and Global Franchise General Manager with cross-functional responsibility for a six drug portfolio including two approved rare disease drugs. She was one of the first employees at Akcea, which she joined as VP of Commercial Development. Prior to joining Akcea, Ms. Harper was Head of US Endocrinology in the Rare Disease division of Sanofi Genzyme. Ms. Harper’s experience at Genzyme included global and U.S. marketing leadership positions, and she previously held positions across sales and marketing in both primary care and hospital businesses at Merck & Co. Prior to joining Merck, Ms. Harper worked in life sciences equity research at UBS Warburg, and as a strategy consultant with The Wilkerson Group/IBM. Ms. Harper received her Bachelor of Arts from Cornell University and her Master of Business Administration from the Wharton School of the University of Pennsylvania. Ms. Harper also serves on the Board of Directors of PreciseDx, a privately held oncology AI pathology company. The Board believes that the characteristics that qualify Ms. Harper to be a director of our company include her significant pharmaceutical industry experience and her experience in pharmaceutical company operations overseeing the development, launch and commercialization of several pharmaceutical products, including several products that are used to treat orphan/rare diseases.

Charles B. O’Keeffe has served as a member of our Board since December 2004 and became our lead independent director in July 2011. Mr. O’Keeffe also served as a consultant to us from December 2004 until June 2011. Mr. O’Keeffe is a Professor in the Departments of Pharmacology, Epidemiology and Community Health at Virginia Commonwealth University (“VCU”) and has served in such capacity since January 1, 2004. Mr. O’Keeffe joined VCU after retiring as President and Chief Executive Officer of Reckitt Benckiser Pharmaceuticals, Inc., a position Mr. O’Keeffe held from 1991 until 2003. As President of Drug Abuse Rehabilitation Services (from 1970 until 1971), he developed the first child-resistant, abuse-resistant vehicle for dispensing methadone. He served as president of Washington Reference Laboratories from 1972 until 1975, which provided toxicology services to the Department of Defense during the Vietnam War. He has served in the White House (from 1970 until 1973 and from 1976 until 1980) for three presidents—as advisor, special assistant for international health and deputy director for international affairs in the Office of Drug Abuse Policy—and has served on U.S. delegations to the World Health Assembly and the U.N. Commission on Narcotic Drugs. The Board believes the characteristics that qualify Mr. O’Keeffe to serve as a member of our Board include his extensive history of leadership roles in the pharmaceutical industry and his extensive knowledge of all parts of the pharmaceutical industry.

David S. Tierney, M.D. has served as a member of our Board since October 2002 and currently chairs the Compensation Committee of our Board. Dr. Tierney currently serves as Chief Executive Officer and Director of Aramis Biosciences, a privately held clinical stage ophthalmology pharmaceutical company. From February 2020 until December 2020, Dr. Tierney served as CEO of Pharma Two B, a CNS specialty pharmaceutical company. From September 2018 until January 2020, Dr. Tierney served as President & CEO of BioPharmX Corporation, a dermatology specialty pharmaceutical company. He also served on the Board of Directors of BioPharmX from September 2018 until May 2020. From January 2014 until March 2018, he served as President & CEO of Icon Bioscience, Inc., a privately held ophthalmic drug delivery company. Dr. Tierney served as President and Chief Operating Officer (and a member of the board of directors) of Oceana Therapeutics, Inc., a private specialty pharmaceutical company between the organization of that company in 2008 and the sale of that company to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney also served as the President and CEO (and as a member of the board of directors) of Valera Pharmaceuticals, Inc. a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. Further, from January 2000 to August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. Finally, from March 1997 to January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team, and from December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is also a director of Kempharm, Inc. and Bimeda, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. The Board believes the characteristics that qualify Dr. Tierney to serve on our Board include his business leadership experience and his pharmaceutical industry experience.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations made to us that no other reports were required, during the year ended December 31, 2021 all Section 16(a) filings required to be filed by our officers, directors, and greater than 10% stockholders were timely filed.

Independent Directors

As required under applicable NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the listed company’s board of directors. The Board consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all of our directors (other than Mr. McEnany, who serves as our CEO) are “independent directors” within the meaning of the applicable NASDAQ listing standards.

Corporate Governance

Our Board and management are committed to utilizing good corporate governance practices to ensure we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board is independent, in accordance with applicable NASDAQ listing standards, and all members of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee of our Board also meet applicable NASDAQ listing standards for independence. We have also established:

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Written charters for the Audit, Compensation, and Nominating & Corporate Governance Committees that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current NASDAQ corporate governance guidelines, and other applicable rules and regulations;

•	a Code of Business Conduct and Ethics applicable to our officers, directors, and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns on any matter, including audit or accounting matters; and

•	disclosure control policies and procedures.

The Nominating and Corporate Governance Committee is responsible for establishing and reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

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Director Independence — Independent directors shall constitute at least a majority of our Board and of our Board committees in accordance with the independence standards set forth in the applicable NASDAQ listing standards.

•	Executive Sessions of Independent Directors — Our independent directors regularly meet in executive session without management present.

Copies of our Code of Business Conduct and Ethics can be found on the corporate governance page of the Investor Relations section of our website, which is located at https://ir.catalystpharma.com/governance.cfm.

Director Qualifications and Board Diversity

Our corporate governance principles provide that, in evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee will consider the issue of board diversity, including gender, ethnicity, background, professional experience and perspective and that, if the Nominating and Corporate Governance Committee engages a director search firm or other professional to assist it in identifying director nominees, the committee will refer such firm or other professional to this diversity policy and advise that candidates who would contribute to board diversity should be identified among the candidates under consideration. In 2020, the Nominating and Corporate Governance Committee engaged Korn Ferry, an executive search firm, to assist in identifying director nominees, particularly those who would contribute to board diversity. The Nominating and Corporate Governance Committee worked with Korn Ferry in this endeavor, identifying several highly qualified candidates, and, in 2021, nominated Molly Harper to the Board, who was subsequently elected to the Board by our shareholders at the 2021 Annual Meeting. We are continuing to work with Korn Ferry in order to possibly identify other highly qualified candidates who would add to the diversity and experience of our Board.

Our Board believes that there are no specific minimum qualifications that must be met by each candidate for the board, nor are there specific qualities or skills that are necessary for one or more members of the board to possess, except as may be required by rules promulgated by NASDAQ or the SEC. In evaluating the qualifications of any potential candidate for the Board, the Nominating and Corporate Governance Committee will consider many factors, including issues of character, judgment, independence, diversity (with respect to gender, race, ethnicity, sexual orientation, and other factors), background, professional experience and perspective, teamwork, familiarity with the pharmaceutical and biotechnology industry, corporate experience, as well as a commitment to the long-term interests of our company and its shareholders. The Nominating and Corporate Governance Committee will evaluate these factors, among others, in considering candidates for the Board and does not assign any particular weight or priority to any of these factors. Instead, the Nominating and Corporate Governance Committee will consider each individual candidate in the context of the perceived needs of the company and of the Board as a whole.

We have not established term limits or mandatory retirement policies for directors. Our Board believes that directors who have served on the Board for an extended period of time can provide valuable insight into the company and its operations based on their experience with and understanding of the company’s history, policies, programs and objectives. Similarly, we believe that the ability of a director to contribute to our board of directors and add value to the company is not dependent on age and that a mandatory retirement age may cause us to lose the contribution of directors who have significant experience and/or insight into our company, industry and areas of scientific focus.

Leadership Structure

Patrick J. McEnany serves as both our Chairman of the Board and CEO. The Board and its independent members believe that the most effective board leadership structure at the present time is for the CEO to serve as both Chairman of the Board and CEO, a structure that has served us well in the past. The independent members of the Board believe that because the CEO is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations undertaken by the Board, the CEO is the director best qualified to act as the Chairman of the Board. The Board reserves the authority to modify this structure to best address and advance the interests of all stockholders, as and when appropriate.

The Board believes that independent oversight of management is also an important component of an effective board of directors. The Board believes that, for the reasons set forth below, our existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our officers. These governance practices are reflected in our various committee charters, which are available on our website at www.catalystpharma.com. Some of the relevant processes and other corporate governance practices include:

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At each regularly scheduled Board meeting, all of our independent directors meet in an executive session without Mr. McEnany. In these executive sessions, the independent directors deliberate on matters such as those involving the performance of our officers.

•	Each of our directors is elected annually by our stockholders.

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All of our directors, except for Mr. McEnany, are independent directors. Each director is an equal participant in decisions made by the full Board. All of the committees of the Board are comprised of only independent directors.

Lead Independent Director

The Board has appointed a non-management director to serve in a lead capacity (the “Lead Independent Director”) to perform such duties and responsibilities as the Board may determine. Charles B. O’Keeffe serves as the Lead Independent Director. The role of the Lead Independent Director includes:

•	in consultation with the Chairman, determining the length and timing of Board meetings, including regular and special meetings;

•	determining the agenda and materials to be provided to directors in advance of each meeting of the Board;

•	serving as chair of executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board;

•	serving as liaison between the Chairman of the Board and the other independent directors;

•	overseeing the Board’s stockholder communication policies and procedures; and

•	calling meetings of independent directors.

Board Meetings and Attendance at Board and Board Committee Meetings

During 2021, our Board held twelve meetings and took actions by unanimous written consent on five occasions. For 2021, all of our directors attended at least 75% or more of the aggregate number of meetings held by our Board and the Board committees on which they served. All of the members of our Board attended the 2021 Annual Meeting of Stockholders, which was held virtually on December 3, 2021. Directors are encouraged, but not required, to attend the Annual Meeting.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of our company, and such other duties as directed by the Board. The committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of the independent registered public accounting firm engaged as our independent auditor to prepare or issue an audit report on our financial statements, and the performance of our internal and independent auditors. The committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor.

The Board has determined that Donald A. Denkhaus, the current chair of the Audit Committee, and Philip H. Coelho, a former chair and current member of the Audit Committee, are each an “audit committee financial expert” as defined in Regulation S-K under the Exchange Act.

The Audit Committee held four meetings in 2021 and took two actions by unanimous written consent. The Audit Committee operates under a written charter which describes the role, responsibilities, and functioning of the Audit Committee. The Audit Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Compensation Committee

The role of the Compensation Committee is to discharge the Board’s responsibilities related to compensation of our executive officers, to produce an annual report on executive compensation for inclusion in our Form 10-K or proxy statement, and to oversee and advise the Board on the adoption of policies that govern our compensation programs, including our stock incentive plans and our benefit plans. The Compensation Committee held three meetings in 2021 and took three actions by unanimous written consent. The Compensation Committee operates under a written charter which describes the role, responsibilities, and functioning of the Compensation Committee. A copy of this charter can be viewed on our website at http://ir.catalystpharma.com/governance.cfm. Pursuant to its charter, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation.

Nominating & Corporate Governance Committee

The role of the Nominating & Corporate Governance Committee (“N&CG Committee”) is to appoint nominees for election to our Board, to identify and recommend candidates to fill vacancies between annual stockholder meetings, to review, evaluate and recommend changes to our corporate governance policies, and to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to our company and our stockholders. The N&CG Committee held one meeting in 2021. The N&CG Committee operates under a written charter which describes the role, responsibilities, and functioning of the N&CG Committee. A copy of the N&CG Committee’s charter can be found on our website at http://ir.catalystpharma.com/governance.cfm.

Risk Oversight

Risk oversight is administered through the Board as a whole. The Board does not believe that risk management issues have an effect on our leadership structure. The Board provides feedback to management at regularly held Board meetings. The independent directors meet in executive session at each meeting of the Board and provide insight to our management on a variety of topics, including risk oversight.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for our internal control over financial reporting, the financial reporting process and preparation of our financial statements. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. Grant Thornton LLP is also responsible for auditing our internal control over financial reporting in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to select the independent auditors and to monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements is compatible with maintaining the independent auditors’ independence. During such discussions, the independent auditors confirmed that, as of December 31, 2021, they were independent accountants with respect to our company within the meaning of applicable federal securities laws and the requirements of the PCAOB.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the reports and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2021 be included in our 2021 Form 10-K.

The Audit Committee also reviews all non-audit services being provided by the independent auditors and concludes that the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The independent auditors performed no non-audit services for us during fiscal 2021. The Audit Committee has discussed these matters with representatives of the independent auditors and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by our independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee

Donald A. Denkhaus (Chair)

Philip H. Coelho

Charles B. O’Keeffe

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

INDEPENDENT AUDITOR FEES

The following table represents fees for professional audit and other services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit fees (1)	$361,495	$359,870
Audit-related fees	—	—

Total audit fees	361,495	359,870
Tax fees	—	—
All other fees	—	—

Total fees	$361,495	$359,870

(1)

Represents aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our financial statements included in our 2021 and 2020 Forms 10-K, for their reviews of our quarterly reports during 2021 and 2020, and for their report on the effectiveness of our internal control over financial reporting as of December 31, 2021 and 2020. Includes, for 2021, $9,575 for the audit of the financial statements of our wholly-owned subsidiary, Catalyst Pharmaceuticals Ireland, Ltd, a corporation organized in the Republic of Ireland. Includes, for 2020, $7,950 in fees in connection with a Form S-3 Registration Statement.

OUR MANAGEMENT TEAM

Officers

The following list reflects our officers, as of the date of this proxy, the capacity in which they serve us, and when they assumed office:

Name	Position(s)	Age	Officer Since

Patrick J. McEnany	Chairman, President and Chief Executive Officer	75	January 2002

Steven R. Miller, Ph.D.	Chief Operating Officer and Chief Scientific Officer	61	April 2007

Alicia Grande, CPA, CMA	Vice President, Treasurer and Chief Financial Officer	52	January 2007

Gary Ingenito, M.D., Ph.D.	Chief Medical and Regulatory Officer	67	June 2015

Brian Elsbernd, J.D.	Chief Compliance Officer and Chief Legal Officer	58	February 2016

Jeffrey Del Carmen	Chief Commercial Officer	52	June 2020

Preethi Sundaram, Ph.D.	Chief Strategy Officer	47	July 2021

Officers’ Business Experience

Patrick J. McEnany. The business experience of Patrick J. McEnany is included above in “Our Board of Directors.”

Steven R. Miller, Ph.D., has served as Chief Operating Officer since January 2011 and as our Chief Scientific Officer since October 2009. Previously, commencing in April 2007, Dr. Miller was our Vice President of Pharmaceutical Development and Project Management. Dr. Miller has worked in the healthcare industry for over 30 years. Prior to joining us, Dr. Miller spent 15 years with various divisions of Watson Laboratories, a subsidiary of Watson Pharmaceuticals, Inc., most recently as Executive Director of R&D Operations. In this capacity, Dr. Miller managed a team of 75 in the testing of all R&D products for clinical trials, including method valuation, stability testing, operation of the R&D pilot plant, and assembly of the CMC section of drug applications, in addition to other responsibilities. Prior to holding this position, Dr. Miller was Director of Technology Transfer for Watson Laboratories, and Vice President of Research and Product Development for Royce Laboratories, which was subsequently acquired by Watson Laboratories. Prior to joining Royce Laboratories, Dr. Miller was Group Leader and Senior Scientist at Dade Behring. Prior to that, he served as an Analytical Chemist at the U.S. Food & Drug Administration. Dr. Miller received his Bachelor of Science Degree in Chemistry from the University of Maryland and his Ph.D. from the University of Miami.

Alicia Grande, CPA, CMA, has served as our Vice President, Treasurer and Chief Financial Officer since December 2011 and as our Chief Accounting Officer since January 2007. Prior to joining Catalyst, since 2003 Ms. Grande was employed by The Hackett Group, Inc., a publicly traded strategic consultancy, enterprise benchmarking and best practices transformation company. Ms. Grande served in various capacities with The Hackett Group, most recently as Senior Director of Finance, and was responsible for all external and SEC financial reporting. Ms. Grande also served as head of The Hackett Group’s Sarbanes-Oxley Act compliance team. Prior to joining The Hackett Group, Ms. Grande was employed in public accounting, and she began her career with Arthur Andersen LLP. Ms. Grande earned a Bachelor of Science degree in business administration, with majors in accounting and finance, from Syracuse University and a Master of Accounting degree from Florida International University.

Gary Ingenito, M.D., Ph.D., is our Chief Medical and Regulatory Officer. He joined us as our Chief Medical Officer in June 2015 and took over our regulatory operations in February 2016. Prior to joining Catalyst, Dr. Ingenito spent more than 25 years in the field of pharmaceutical development; including drugs, biologics, and combination products. During this time, Dr. Ingenito has held executive responsibilities for clinical research, regulatory, drug safety, and medical affairs at pharmaceutical companies and contract research organizations. Dr. Ingenito initially joined Sandoz Pharmaceuticals in the neuroendocrine group and progressed to become head of medical affairs. He spent 8 years at Otsuka Pharmaceuticals, overseeing the approval of anti-infective, cardiovascular, and central nervous system products. Dr. Ingenito has also held positions at Corning-Besselaar, SFBC International, Angiotech Pharmaceuticals, Biotest Pharmaceuticals, and, most recently at Boehringer-Ingelheim Pharmaceuticals, where he served as head of regulatory affairs North America for biosimilars. After obtaining his Bachelor of Arts degree from The Johns Hopkins University, Dr. Ingenito earned his medical degree at Jefferson Medical College, and a Ph.D. in philosophy from Thomas Jefferson University. He completed a post-graduate residency in neurology at the University of Miami, Jackson Memorial Hospital.

Brian Elsbernd, J.D. joined us in February 2016 as our Sr. Vice President of Legal and Compliance and became our Chief Compliance Officer and Chief Legal Officer on January 1, 2019. Prior to joining Catalyst, Mr. Elsbernd was, from 2004 until February 2016, employed in various capacities with Mallinckrodt Pharmaceuticals and its predecessors, including as Senior Director of U.S. Healthcare Compliance. At Mallinckrodt, he was involved in the building of their formal compliance program including providing leadership and vision on ethics and business conduct while also managing multiple other legal and business functions. Before joining Mallinckrodt, Mr. Elsbernd was an associate at Proskauer Rose LLP, within its Health Care practice group, representing health care providers nationwide in matters pertaining to regulatory and administrative law, transactional matters, litigation, and reimbursement issues. Mr. Elsbernd holds a Bachelor of Arts degree in history from the University of Illinois-Urbana and a law degree from the Saint Louis University School of Law.

Jeffrey Del Carmen has been our Chief Commercial Officer since June 23, 2020. Previously, since July 2018, Mr. Del Carmen served as our Senior Vice President of Sales and Marketing. Mr. Del Carmen has over 25 years of experience in pharmaceutical sales and project management. Prior to joining Catalyst, from January 2018 until July 2018, Mr. Del Carmen served as Vice President of Business Development of Paragon Biosciences evaluating commercial assets to expand Paragon’s portfolio. From September 2016 until June 2017 (when it was acquired by PTC Therapeutics), Mr. Del Carmen was Senior Director, Rare Disease Marketing for Marathon Pharmaceuticals, leading Marathon’s marketing efforts for the commercialization of Emflaza. From January 2016 to August 2016, Mr. Del Carmen served as Vice President of Sales at Insys Therapeutics. From August 2011 until January 2016, Mr. Del Carmen was employed by Lundbeck Inc., where for the last two years of his tenure at Lundbeck he was the Movement Disorder National Sales Director. Prior to joining Lundbeck, Mr. Del Carmen spent 16 years at Abbott Laboratories in various sales and marketing leadership roles, with increasing responsibility. Mr. Del Carmen holds a Bachelor of Arts degree in Economics from the University of Dayton and an Executive MBA Degree from the University of Wisconsin.

Preethi Sundaram, Ph.D., has been our Chief Strategy Officer since January 1, 2022. Previously, since July 2021, Dr. Sundaram served as our Chief Product Development Officer. Dr. Sundaram has more than 20 years’ experience managing and mentoring teams delivering lifesaving medicines to patients. Prior to her employment with Catalyst, since 2005, Dr. Sundaram was employed in various positions with Sanofi, including as Global Clinical Research Director, International Development from 2005-2010, Global Project Head, Multiple Therapeutic Area Programs from 2010 to 2017, Global Head and VP, Medical Operations, Primary Care Business Unit from 2017 to 2020, and since October 2020, as Sanofi’s Global Head and VP, Medical Operations, General Medicines Business Unit. In that last position, Dr. Sundaram was accountable for leadership of critical global medical operational functions, including the oversight of portfolio financials and delivery of strategic milestones, as well as being responsible for the leadership of multiple portfolio management functions across all therapeutic areas in Sanofi’s General Medicines Business Unit. Prior to joining Sanofi, in 2005 Dr. Sundaram served as a Project Lead, Immunoscience Development Center for Abbott Laboratories; between 2003 to 2005, Dr. Sundaram served as a medical writer and project lead at Covance; between 2001 to 2003, Dr. Sundaram served as a Clinical Director with Neurovision & Medical Services; between 1997 to 2001, Dr. Sundaram was a Graduate Teaching Assistant and Clinical Supervisor at West Norwich Hospital in Cambridge, UK; and between 1995 to 1997, Dr. Sundaram was on the clinical faculty at the Sankara Nethralaya Eye Hospital in Chennai, India. Dr. Sundaram holds a Bachelor of Arts in Psychology from the University of Madras (India), a Bachelor of Science in Optometry from the Elite School of Optometry & Bits (India), a Doctor of Philosophy in Optometry from Anglia Ruskin University (United Kingdom), and an Executive Business Masters from the London Business School.

Family Relationships

There are no family relationships between or among any of our directors and/or officers.

COMPENSATION – DISCLOSURE AND ANALYSIS

The role of the compensation committee in setting executive officer compensation

The Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers, and administers our 2014 Stock Incentive Plan (the “2014 Plan”) and our 2018 Stock Incentive Plan (the “2018 Plan” and, together with the 2014 Plan, the “Plans”). Our Compensation Committee consists of four members of our Board, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated thereunder and under the Exchange Act, and in the applicable NASDAQ listing standards.

Executive officers

For 2021, our Board designated that our “executive officers” (as that term is defined in the rules and regulations under the Exchange Act) are our Chief Executive Officer (Patrick J. McEnany), our Chief Operating and Chief Scientific Officer (Dr. Steven Miller), our Chief Financial Officer (Alicia Grande), our Chief Medical and Regulatory Officer (Dr. Gary Ingenito), our Chief Commercial Officer (Jeffrey Del Carmen), our Chief Compliance Officer and Chief Legal Officer (Brian Elsbernd), and our Chief Strategy Officer (Dr. Preethi Sundaram, whose title was Chief Product Development Officer during 2021). Each of our executive officers were employed by us for all of fiscal 2021, except for Dr. Sundaram, whose employment began on July 6, 2021.

Overview of executive officer compensation

In evaluating executive compensation, our Compensation Committee receives third-party data and analysis on market trends and competitive practices from its independent compensation consultant. The Compensation Committee also receives and considers the recommendations of our Chief Executive Officer with respect to goals and compensation of executive officers. Our Compensation Committee assesses the information it receives in accordance with its business judgment. Our Chief Executive Officer is not present when his compensation is discussed by the Compensation Committee.

Our Compensation Committee believes that our executive officers are instrumental to our success. To that end, our compensation program is designed around the following:

Pay Element	Form	Purpose

Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position and individual experience.

Short-Term Incentive (Annual Bonus)	Cash (Fixed)	Provides a cash-based award that recognizes the achievement of corporate goals in support of an annual business plan.

Long-Term Incentive	Equity (Variable)	Provides incentives for management to execute financial and strategic growth goals that support long-term stockholder value creation and our ability to recruit, retain and motivate key executives.

We also offer health and other insurance benefits to each of our employees, including our executive officers, and the benefits available to our executive officers are equal to the benefits available to all employees. No other perquisite benefits are available to our executive officers.

Process of setting 2021 executive officer compensation

In late 2019, our Compensation Committee engaged Radford (an Aon Hewitt Company), an independent compensation consultant, to provide advice and recommendations relating to our executive and non-executive compensation arrangements for the 2020 fiscal year and beyond. Radford assisted the Compensation Committee in determining an appropriate peer group to evaluate the Company’s executive compensation group for alignment with governance and market best practices, and to provide recommendations as to an appropriate compensation philosophy to guide the Compensation Committee in determining executive officer base, bonus and equity compensation for 2020 and future years.

The peer group that was put in place and that was followed in setting 2021 compensation at the end of 2020 is below. The peer group was selected based on the following criteria: (i) publicly-traded, commercial biopharma companies; (ii) companies with a market cap generally between $200 million and $2.0 billion; (iii) companies with revenues below $200 million to reflect early commercial status; and (iv) companies with less than 500 employees (but with emphasis placed on qualitative metrics for peer selection). The Compensation Committee believed when it selected this peer group that this peer group was appropriate from a stage of development and market capitalization prospective based on the above-defined criteria.

Adamas Pharmaceuticals	Aerie Pharmaceuticals	Akebia Therapeutics
Anika Therapeutics	Ardelyx	BioDelivery Sciences
Coherus BioSciences	Dermira	Dova Pharmaceuticals
Flexion Therapeutics	Heron Therapeutics	Insmed
Intra-Cellular Therapeutics	LaJolla Pharmaceutical Company	Omeros
Pfenex	Radius Health	Retrophin
Rigal Pharmaceuticals	SIGA Technologies	Stemline Therapeutics

When the Compensation Committee met to consider 2021 compensation for executive officers in December 2020, it continued to follow the compensation philosophy previously recommended by Radford to move base salary and bonus over a three-year period from the 25th percentile to the 50th percentile and equity grants from below the 25th percentile to between the 50th and the 75th percentile.

In December 2020, the Compensation Committee set base compensation and bonus targets as a percentage of base compensation for each executive officer. Increases in the base compensation of executive officers were set at 5% over 2020 base compensation. Further, bonus targets as a percentage of base compensation were continued from the levels set in 2020 of 60% for our CEO, 50% for our COO/CSO, and 40% for our other executive officers.

Further, in March 2021, the Compensation Committee established the corporate goals and objectives for the payment of 2021 cash bonuses, as follows:

[Chart on next page]

Objective	Weight
Achieving a minimum of $140 million in net revenues	50%
Entry into a definitive agreement or completion of an acquisition or merger by December 31, 2021	30%
Operating to budget	10%
Quality and compliance high grades	10%

100%

At a Compensation Committee meeting held in December 2021, the Compensation Committee considered bonus compensation for the Company’s executive officers for 2021 services. In reaching a determination on the bonuses to grant for 2021 performance, the Compensation Committee considered the following factors:

•	The Committee recognized that despite the continuing impact on the Company’s business of the COVID-19 pandemic, the Company achieved total revenues exceeding $140 million for 2021;

•

While a definitive agreement was not entered into for an acquisition or merger, during 2021 the Company reviewed at various stages multiple product and company targets for acquisition and submitted one non-binding letter of intent to which management devoted a significant amount of time to due diligence before determining that it was not in the Company’s best interests to go forward with that acquisition. Further, during 2021, the Company retained Dr. Sundaram to oversee the growth of the Company’s clinical pipeline or marketed products and at the end of 2021 was in the process of retaining an investment banking firm to source strategic growth opportunities;

•	During 2021, the Company operated within its budget;

•

The Company achieved high quality and compliance grades in 2021 and also hired several senior quality managers during 2021 to make sure that the Company has a strong quality team to continue to maintain this high level of quality as the Company grows;

•

During 2021, the Company had entered into a sublicense and collaboration agreement with DyDo Pharma for the right to seek to commercialize FIRDAPSE® for the treatment of Lambert-Eaton myasthenic syndrome (LEMS) in Japan;

•	In 2021, the Company received a positive decision from the U.S. Circuit Court of Appeals for the 11th Circuit in its lawsuit against the FDA; and

•	There was a significant increase in the Company’s share price during 2021 compared to the major biotech and pharma indexes.

After considering all of these factors, none of which was, in and of itself dispositive, but all of which were considered, the Compensation Committee determined that cash bonuses would be paid to executive officers for 2021 services at 110% of the previously established bonus targets.

In the fall of 2021, because of the continued significant growth of the Company’s revenues and income, the Compensation Committee retained Mercer LLC (a business of Marsh McLennan) to assist the Company in selecting an updated peer group that more closely aligned with the Company’s business activities and market capitalization as it existed at the end of 2021. In December 2021, the Committee, in consultation with Mercer, revised the peer group for setting 2022 compensation, as well as for setting equity-based compensation for the Company’s executive officers for 2021 services.

The updated peer group was selected based on the following criteria: U.S. publicly traded biopharmaceutical companies (i) with a market cap of between $250 million and $2.0 billion; (ii) with net revenues of between $75 million and $300 million; and (iii) with a focus on the therapeutics segment of the biopharmaceutical vertical. The updated peer group selected was as follows:

Aerie Pharmaceuticals	Akebia Therapeutics
Agios Pharmaceuticals	Anika Therapeutics
Antares Pharma	Cara Therapeutics
Eagle Pharmaceuticals	Harmony Biosciences Holdings
Heron Therapeutics	Insmed
Iteos Therapeutics	Radius Health
Rigal Pharmaceuticals	Series Therapeutics
Travere Therapeutics (Retrophin)	Vanda Pharmaceuticals

Mercer was thereafter asked to prepare an analysis based on the updated peer group on the compensation payable to the Company’s executive officers and directors. Since that information would not be available until early in 2022, the Compensation Committee determined in December 2021 to award a portion of the stock-based compensation payable to executive officers for their 2021 performance before the end of the year and to assess whether the stock-based compensation for 2021 services should be increased based on the updated analysis being prepared by Mercer. Thereafter, in December 2021, the Compensation Committee granted stock options to each of the Company’s executive officers in an amount equal to approximately 2/3 of the stock option grants made to each executive officer in 2020.

In February 2022, following receipt of Mercer’s analysis, the Compensation Committee granted RSUs to the Company’s executive officers to make up the shortfall in stock-based compensation for 2021 services, after accounting for the stock options that had been granted to the executive officers in December 2021.

The base and bonus compensation for our Principal Executive Officer, Principal Financial Officer and our three most highly compensated employees for services during the fiscal years ended December 31, 2021, 2020 and 2019, as well as the value of the option grants made to each such executive officer for 2021, 2020 and 2019 services are described in the following summary compensation table:

[Chart on next page]

				Awards ($)
Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock (1)	Option (2)	Non-Equity Incentive Compensation	All Other Compensation ($) (3)	Totals ($)
Patrick J. McEnany Chairman, President and CEO	2021	632,308	415,800	—	1,041,324	—	—	2,089,432
	2020	604,179	324,000	—	834,093	—	—	1,762,272
	2019	548,342	360,360	429,200	2,033,658	—	—	3,371,560
Alicia Grande, CFO	2021	421,539	184,800	—	646,006	—	11,600	1,263,945
	2020	402,875	144,000	—	521,308	—	11,400	1,079,583
	2019	376,460	180,000	204,160	362,761	—	11,200	1,134,581
Steven R. Miller, COO and CSO	2021	474,231	259,875	—	713,500	—	11,600	1,459,206
	2020	453,271	202,500	—	573,439	—	11,400	1,240,610
	2019	427,441	204,672	278,400	494,674	—	11,200	1,416,387
Gary Ingenito, Chief Medical and Regulatory Officer	2021	469,803	205,590	—	520,662	—	31,470	1,227,525
	2020	448,689	160,200	—	417,047	—	30,397	1,056,333
	2019	417,787	199,680	204,160	362,761	—	29,284	1,213,672
Preethi Sundaram, Chief Strategy Officer (4)	2021	194,364	110,800	—	1,190,877	—	454	1,496,495

(1)

The amounts reported are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit grants to the executive officers in the listed year. In the case of 2021 stock based compensation, the value of the award made in February 2022 for 2021 services is not included in this chart.

(2)

The amounts reported represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for the listed year. For additional information on the valuation assumptions used in the calculation of these amounts, see Note 14 to “Notes to Consolidated Financial Statements” contained in our 2021 Form 10-K.

(3)	Includes, for Dr. Ingenito, a housing allowance and commuter expenses. All other compensation consists of 401(k) employer match,
(4)	Dr. Sundaram began employment with us on July 6, 2021.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have an employment agreement with Patrick J. McEnany, our Chairman, President and Chief Executive Officer, which provides for the payment of a base salary plus bonus compensation based on performance. Mr. McEnany’s employment agreement also contains a “change of control” severance arrangement if the employee is not retained in our employment after a change of control. The employment agreement for Mr. McEnany expires on November 8, 2022. After the expiration of his employment agreement, Mr. McEnany becomes an employee-at-will, and he will still be entitled to payments for termination without cause or in the event of a change in control, as set forth below.

Pursuant to the employment agreement that we have with Mr. McEnany, we may terminate his employment at any time for “cause”, in which he would have no right to receive compensation or other benefits for any period after termination. Termination for “cause” occurs when the executive performs dishonest acts intended to benefit the executive personally, the executive willfully neglects his duties, or the executive fails to perform his duties because of gross negligence on the part of the executive, violation of any obligation under the executive’s employment agreement not remedied by the executive after ten (10) days’ notice of such violation, or the executive’s arrest for, conviction of or plea of nolo contendre to a crime constituting a felony.

In certain circumstances, Mr. McEnany is entitled to severance pay. These circumstances include (i) his voluntary resignation after a change in control or a demotion, or our failure to perform our material obligations under his employment agreement and our failure to remedy such violation within ten (10) days’ notice of such violation, (ii) his termination without cause, (iii) his total and permanent disability, or (iv) his death.

A change in control under our employment agreement with Mr. McEnany includes:

•

the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the company), in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then-outstanding capital stock of the company to one or more persons (other than to the executive officer or a “group” (as defined under the Securities Exchange Act of 1934) in which the executive officer is a member);

•	the sale of substantially all of the assets of the company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or

•	the liquidation or dissolution of the company.

Under any of those circumstances, the executive’s severance package includes: (i) the payment of any accrued but unpaid annual bonus at the time of termination; (ii) the payment of the executive’s base salary for a period of 24 months; (iii) the vesting of all outstanding stock options and other equity awards held by the executive that have not yet vested; and (iv) continuation of the executive’s medical benefits (in case of disability), including to his family (in case of death or disability).

We also have a severance and change in control plan in place that provides for severance if those of our executive officers designated to participate in the benefits under the plan are terminated for other than “cause” or if they terminate their employment with us for “good reason”, and for severance compensation in the event of a “change in control” (as all of those terms are defined in the plan).

Under our severance and change in control plan,

•

on a termination without “cause” or a termination for “good reason” of a designated executive, the executive will receive one year’s base salary, any accrued bonus prior to termination, 12 month accelerated vesting of stock options, and benefits continuation for one year; provided that the terminated executive agrees to not compete with the company during the period in which severance is paid;

•	upon a “change in control,” all outstanding stock options and other equity awards held by each designated executive that have not yet vested shall automatically vest; and

•

upon termination of a designated executive within one year of a “change in control,” the terminated executive will receive one year’s base salary, payment in full of any target bonus previously granted for the severance period, and benefits continuation for the severance period, again subject to the terminated executive agreeing not to compete with the company during the period in which severance is paid.

To date, the Compensation Committee has designated that Ms. Grande, Mr. Del Carmen, Mr. Elsbernd, Dr. Ingenito, Dr. Miller, and Dr. Sundaram will receive benefits under the severance and change in control plan. Pursuant to the terms of the plan, once an executive has been designated to participate in the severance benefits afforded by the plan, the Compensation Committee cannot modify the plan as to that designated executive to eliminate any benefits or to modify the definitions used in the policy to the detriment of the designated executive, unless otherwise agreed to by the designated executive.

The following chart sets forth the amounts payable to our CEO, CFO and our three most highly compensated employees assuming the enumerated events had occurred on December 31, 2021:

Name	Payment Due Upon Termination either by Company without Cause or Officer for Good Reason (1)	Payment Due Upon Death or Permanent Disability		Payment Due Upon a Termination by Company with Cause or Resignation or Retirement	Payment Due upon a Change of Control (1)
Patrick J. McEnany	$630,000	$630,000		—	$1,260,000
Alicia Grande	$420,000	—		—	$420,000
Steven R. Miller	$472,500	—		—	$472,500
Gary Ingenito	$467,250	$467,250	(2)	—	$467,250
Preethi Sundaram	$390,000	—		—	$390,000

(1)	Excludes the value of any bonus due for services prior to termination, the value of health benefits for the term of the severance and the value of any accelerated vesting of stock options.
(2)	Payable under a letter agreement between us and Dr. Ingenito.

Grants of Plan-Based Awards

The following table provides information relating to options granted to our CEO, CFO and our three most highly compensated employees during the fiscal year ended December 31, 2021. All awards were granted for 2021 services:

Name	Grant Date	Number of Securities Underlying Stock Options (#) (1)		Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards
Patrick J. McEnany	12/28/2021	270,000	(1)	$7.07	$1,041,324
Alicia Grande	12/28/2021	167,500	(1)	$7.07	$646,006
Steven R. Miller	12/28/2021	185,000	(1)	$7.07	$713,500
Gary Ingenito	12/28/2021	135,000	(1)	$7.07	$520,662
Preethi Sundaram	07/06/2021	300,000	(2)	$5.49	$930,546
Preethi Sundaram	12/28/2021	67,500	(1)	$7.07	$260,331

(1)

Options vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date, and expire on the seventh anniversary of the grant date.

(2)

Options vest one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date, one-fourth on the third anniversary of the grant date, one-fourth on the fourth anniversary of the grant date, and expire on the seventh anniversary of the grant date.

Additionally, the following table provides information relating to the RSUs granted in February 2022 to our CEO, CFO and our three most highly compensated employees for 2021 services:

[Chart on Following Page]

Name	Grant Date	Number of RSUs Granted (#) (1)	Grant Date Fair Value of RSUs
Patrick J. McEnany	2/14/2022	175,000	$1,326,500
Alicia Grande	2/14/2022	33,500	$253,930
Steven R. Miller	2/14/2022	41,000	$310,780
Gary Ingenito	2/14/2022	30,000	$227,400
Preethi Sundaram	2/14/2022	50,000	$379,000

(1)	RSUs will vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options as of December 31, 2021:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for equity compensation plans
Securities issued under the 2014 and 2018Plans	14,207,728	$3.55	4,708,013	(1)

(1)	Remaining shares are only available under our 2018 Stock Incentive Plan

2018 Stock Incentive Plan

In February 2018, our Board adopted the 2018 Plan, which became effective in May 2018 when the 2018 Plan was approved by our stockholders at the 2018 annual meeting of stockholders. Amendments adding additional shares to the 2018 Plan were approved by our stockholders at the 2020 annual meeting of stockholders and the 2021 annual meeting of stockholders.

Administration

The Compensation Committee of the Board administers the 2018 Plan and determines which persons will receive grants of awards and the type of award to be granted to such persons. The Compensation Committee will also interpret the provisions of the 2018 Plan and make all other determinations that it deems necessary or advisable for the administration of the 2018 Plan.

Eligibility to Participate in the 2018 Plan

All eligible individuals are able to participate in the 2018 Plan. Eligible individuals include our directors, officers, employees, independent contractors and consultants, as well as individuals who have accepted an offer of employment from us. As of the date of this proxy statement, six non-employee directors, seven executive officers, approximately 69 other employees, and approximately two consultants are eligible to receive grants under the 2018 Plan.

Because benefits under the 2018 Plan will require future actions by the Compensation Committee and the fair market value of our common stock at various dates, it is not possible to determine the benefits that will be received by eligible individuals under the 2018 Plan, if any. The securities that are underlying grants of awards under the 2018 Plan are our common stock.

Form of Awards

Awards under the 2018 Plan may be granted in any one or all of the following forms: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options that are not Incentive Stock Options (“Non-Qualified Stock Options”, unless otherwise noted herein, “Options” refers to both Incentive Stock Options and Non-Qualified Stock Options), (iii) the right to receive all or some portion of the increase in value of a fixed number of shares of the Company’s common stock (“Stock Appreciation Rights” or “SARs”), which may be awarded either in tandem with Options or on a stand-alone basis, (iv) shares of Common Stock that are restricted (“Restricted Shares”), (v) the right to receive shares of the Company’s common stock at the end of a specified period (“RSUs”), (vi) the right to receive a fixed number of shares of the Company’s common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals (“Performance Shares”), and (vii) the right to receive a designated dollar value, or shares of the Company’s common stock of the equivalent value, which is contingent on the achievement of certain performance goals (“Performance Units”).

Stock Options

Options may be granted under the 2018 Plan for the purchase of shares of our common stock. The Compensation Committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. The term of each Option granted will be determined by the Compensation Committee. However, no Incentive Stock Option will be exercisable more than ten years after the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), more than five years after the date it is granted.

The purchase price per share under each Incentive Stock Option will be specified by the Compensation Committee, but in no event may it be less than 100% of the market price per share of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a 10% Stockholder, the purchase price per share must not be less than 110% of the market price of our common stock on the date of grant.

Options may be exercised in whole or in part. Payment for such exercise must be made in cash or through the delivery to the Company of shares of common stock previously owned by the Option holder. The Compensation Committee, in its sole and absolute discretion, may allow other forms of payment.

Stock Appreciation Rights

Stock Appreciation Rights may be awarded by the Compensation Committee in such amounts and on such terms and conditions as the Compensation Committee shall determine, in its sole and absolute discretion. The terms and conditions of any Stock Appreciation Right shall be substantially identical to the terms and conditions that would apply if the grant of such Stock Appreciation Right had been the grant of an Option.

Upon exercise of a Stock Appreciation Right, the owner of such Stock Appreciation Right shall be entitled to receive payment in cash, in shares of common stock, or a combination thereof, as determined by the Compensation Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of the common stock on the grant date, by the number of shares of common stock with respect to which the Stock Appreciation Rights are being exercised.

Restricted Stock

Shares of Restricted Stock may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any Restricted Stock granted under the 2018 Plan as it may deem advisable.

Except as provided by the Compensation Committee in its sole and absolute discretion, Restricted Stock granted under the 2018 Plan will vest over a four year period after the grant date in equal annual increments of 25%. Shares of Restricted Stock may also be granted subject to performance goals, and such shares will be released from restrictions only after the attainment of such performance goals has been certified by the Compensation Committee.

Unless otherwise provided by the Compensation Committee, until the expiration of all applicable restrictions, and subject to the terms of the Plan, (i) the Restricted Stock is treated as outstanding common stock in the Company, (ii) the participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the participant holding shares of Restricted Stock is entitled to all dividends and other distributions paid with respect to such shares while they are so held.

RSUs

RSUs may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any RSUs granted under the 2018 Plan as it may deem advisable.

Upon the expiration of all applicable restrictions, shares of the Company’s common stock will be paid within 60 days following the date the restrictions lapse, unless otherwise provided by the Compensation Committee in an award agreement. Participant’s holding RSUs will not have any rights as a stockholder until the underlying shares of the Company’s common stock are delivered.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. Performance Shares and Performance Units will be subject to the attainment of one or more pre-established performance goals. Such performance goals shall be established by the Committee in writing (other than options and SARs) and shall be based on one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization); and/or attainment of synergies and cost reductions in connection with mergers, acquisitions and similar corporate transactions involving the Company.

As soon as practicable after the end of a performance period (as set forth by the Compensation Committee), the Compensation Committee shall determine to what extent the Performance Shares or Performance Units have been earned on the basis of the Company’s performance.

Transferability of Awards

Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and SARs may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Treatment of Awards upon a Change in Control

If there is a change in control of Catalyst Pharmaceuticals, Inc., any award that is not exercisable and vested may immediately become exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If we are liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, Modifications and Termination

Our Board may, at any time, amend, suspend or terminate the 2018 Plan, but the Board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2018 Plan may be made without consent of our stockholders. In the event that an award is granted to a person residing outside of the United States, the Board may, at its discretion, modify the terms of the agreement to comply with the laws of the country of which the eligible individual is a resident. The 2018 Plan will terminate 10 years after its effective date.

Material Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2018 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Stock Options

Grant. There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2018 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Disqualifying Disposition. If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant, or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition. If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax. Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability). Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2018 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Restricted Stock Units (RSUs)

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered to the participant in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If a restricted stock unit award is subject to Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the restricted stock unit awards otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid, if any, for shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the participant.

Section 409A

If an award under the 2018 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our board of directors and Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2018 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

2014 Stock Incentive Plan

In February 2014, our Board adopted the 2014 Plan, which became effective in May 2014 when the 2014 Plan was approved by our stockholders at the 2014 annual meeting of stockholders. Amendments adding additional shares to the 2014 Plan were approved by our stockholders at the 2016 annual meeting of stockholders and the 2017 annual meeting of stockholders. Following adoption of the 2018 Plan, no additional shares have been or will be issued under the 2014 Plan.

Administration. The Compensation Committee administers the 2014 Plan and makes all determinations that it deems necessary or advisable for the administration of the 2014 Plan.

Transferability of Awards. Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and SARs may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Change of control. If there is a change in control of our company, any award that is not exercisable and vested may immediately become exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If our company is liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, Modifications and Termination. Our Board may, at any time, amend, suspend or terminate the 2014 Plan, but the Board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2014 Plan may be made without consent of our stockholders. The 2014 Plan will terminate 10 years after its effective date.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits our executive officers, other employees, non-employee directors and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our ordinary shares at any time. In addition, no officer, director, other employee or consultant of Catalyst may margin or pledge, or make any offer to margin or pledge, any of our ordinary shares, including without limitation, borrowing against the value of such ordinary shares, at any time.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our CEO, CFO and our three other most highly compensated employees as of December 31, 2021.

[Chart on following page]

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Patrick J. McEnany	300,000	—	—	2.53	12/30/22	—	—	—	—
	200,000	—	—	0.79	06/15/23	—	—	—	—
	250,000	—	—	1.13	01/03/24	—	—	—	—
	300,000	—	—	4.01	01/02/25	—	—	—	—
	500,000	—	—	3.54	05/29/25	—	—	—	—
	500,000	—	—	2.24	12/19/25	—	—	—	—
	493,333	246,667	—	4.64	12/02/26	—	—	—	—
	133,333	266,667	—	3.42	12/30/27	—	—	—	—
	—	270,000	—	7.07	12/28/28	—	—	—	—
	—	—	—	—	—	—	—	30,834	—
Alicia Grande	150,000	—	—	2.53	12/30/22	—	—	—	—
	100,000	—	—	0.79	06/15/23	—	—	—	—
	150,000	—	—	1.13	01/03/24	—	—	—	—
	285,000	—	—	4.01	01/02/25	—	—	—	—
	225,000	—	—	2.24	12/19/25	—	—	—	—
	88,000	44,000	—	4.64	12/02/26	—	—	—	—
	83,333	166,667	—	3.42	12/30/27	—	—	—	—
	—	167,500	—	7.07	12/28/28	—	—	—	—
	—	—	—	—	—	—	—	14,667	—
Steven R. Miller	150,000	—	—	2.53	12/30/22	—	—	—	—
	100,000	—	—	0.79	06/15/23	—	—	—	—
	150,000	—	—	1.13	01/03/24	—	—	—	—
	285,000	—	—	4.01	01/02/25	—	—	—	—
	225,000	—	—	2.24	12/19/25	—	—	—	—
	120,000	60,000	—	4.64	12/02/26	—	—	—	—
	91,666	183,334	—	3.42	12/30/27	—	—	—	—
	—	185,000	—	7.07	12/28/28	—	—	—	—
	—	—	—	—	—	—	—	20,000	—
Gary Ingenito	150,000	—	—	4.13	06/30/22	—	—	—	—
	50,000	—	—	1.13	01/03/24	—	—	—	—
	285,000	—	—	4.01	01/02/25	—	—	—	—
	225,000	—	—	2.24	12/19/25	—	—	—	—
	88,000	44,000	—	4.64	12/02/26	—	—	—	—
	66,666	133,334	—	3.42	12/30/27	—	—	—	—
	—	135,000	—	7.07	12/28/28	—	—	—	—
	—	—	—	—	—	—	—	14,667	—
Preethi Sundaram	—	300,000	—	5.49	07/06/28	—	—	—	—
	—	67,500	—	7.07	12/28/28	—	—	—	—

(1)	Excludes unvested RSUs granted in February 2022. See “Grant of Plan-Based Awards” above.

Option Exercises

The following table provides information regarding the exercise of stock options by our executive officers during the year ended December 31, 2021:

Name	Grant Date	Exercise Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/ share)
Patrick J. McEnany	8/28/2014	8/13/2021	100,000	$3.12
Patrick J. McEnany	8/28/2014	8/20/2021	80,000	$3.12
Patrick J. McEnany	8/28/2014	8/23/2021	120,000	$3.12
Alicia Grande	8/28/2014	8/17/2021	100,000	$3.12
Alicia Grande	8/28/2014	8/18/2021	70,000	$3.12
Steven Miller	8/28/2014	8/13/2021	65,000	$3.12
Steven Miller	8/28/2014	8/25/2021	120,000	$3.12

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation – Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and based on such review and discussions the Compensation Committee recommended to the Board of Directors that the Compensation – Discussion and Analysis be included in our proxy statement for the 2022 Annual Meeting.

The Compensation Committee

David S. Tierney, Chair

Richard J. Daly

Charles B. O’Keeffe

Molly Harper

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report above shall not be incorporated by reference into any such filings.

CEO PAY RATIO DISCLOSURE

As required by Item 402(u) of Regulation S-K, the Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2021 to that of all of our other employees for 2021. Registrants may identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in the pay ratio disclosure. We have elected to utilize the same median employee that we used in 2020 for the CEO Pay Ratio calculation. In 2020, we identified our median employee by reviewing the base salary, on an annualized basis, for all of our employees as of December 31, 2020, for the period from January 1, 2020 through December 31, 2020, excluding our CEO. After identifying our median employee, we calculated total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2021 Summary Compensation Table above.

The total annual compensation for fiscal year 2021 for our CEO was $2,089,432, as noted in the 2021 Summary Compensation table above. The median of the 2021 annual total compensation of all employees (other than our CEO) was $257,525. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2021 was 8 to 1.

SEC rules for identifying the median of the total annual compensation of our employees and calculating the pay ratio based on that employee’s total annual compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio for our company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.

We invest in our employees at all levels in our company by rewarding performance that balances risk and reward, empowering professional growth and development and by offering affordable benefits and programs that meet the diverse needs of our employees.

COMPENSATION OF DIRECTORS

The following table provides information regarding compensation earned by our non-employee directors for the year ended December 31, 2021: .

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Philip H. Coelho	63,000	77,135	140,135
Charles B. O’Keeffe	89,250	77,135	166,385
David S. Tierney	63,000	77,135	140,135
Donald A. Denkhaus	68,250	77,135	145,385
Richard J. Daly	55,125	77,135	132,260
Molly Harper	25,814	273,185	298,999

(1)

The amounts reported in this column represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for 2021. This table excludes the value of RSUs granted to directors in February 2022 for 2021 services.

(2)	The aggregate number of stock options held by each non-employee director as of December 31, 2021 is indicated in the table below:

Name	Number of Options	Number of Unvested RSUs
Philip H. Coelho	323,500	1,334
Charles B. O’Keeffe	323,500	1,334
David S. Tierney	323,500	1,334
Donald A. Denkhaus	373,500	1,334
Richard J. Daly	373,500	1,334
Molly Harper	80,000	—

Additionally, each director received a grant of 12,000 RSUs in February 2022 for 2021 services. The RSUs will vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date.

2021 Compensation of Directors

For 2021, non-employee directors received an annual retainer of $42,000, the chairs of the Audit, Compensation and Nominating & Corporate Governance Committees received an additional retainer of $21,000, $15,750 and $10,500, respectively, and members of the Audit, Compensation and N&CG Committees received an additional retainer of $10,500, $7,875 and $5,250, respectively. Additionally, the Lead Director received an additional fee of $23,625 for his services as lead director. No meeting fees were paid. Further, directors received a grant of stock options in December 2021 and RSUs in February 2022 for 2021 services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 1, 2022, we had 102,819,504 shares of our common stock outstanding. The following table sets forth, as of such date, certain information regarding the shares of common stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all executive officers and directors as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Armistice Capital, LLC (2)	9,572,000	9.3
BlackRock, Inc. (3)	7,684,698	7.5
Patrick J. McEnany (4)	7,606,892	7.2
Charles B. O’Keeffe (5)	885,375	*
David S. Tierney (6)	560,540	*
Philip H. Coelho (5)	511,886	*
Richard J. Daly (5)	324,999	*
Donald A. Denkhaus (7)	549,999	*
Molly Harper (8)	20,000	*
Steven R. Miller (9)	1,883,390	1.8
Alicia Grande (10)	1,556,870	1.5
Gary Ingenito (11)	736,719	*
Brian Elsbernd (12)	620,428	*
Jeffrey Del Carmen (13)	320,806	*
Preethi Sundaram (14)	75,000	*
All officers and directors as a group (13 persons) (15)	15,652,904	14.1

*	Less than one percent
(1)

Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise indicated, the address for each person named in this table is c/o Catalyst Pharmaceuticals, Inc.

(2)	Reported on a Schedule 13G filed by Armistice Capital on February 15, 2022. According to the Schedule 13G, Armistice Capital’s address is 510 Madison Avenue, 7th Floor, New York, New York 10022.
(3)	Reported in a Schedule 13G filed by BlackRock on February 3, 2022. According to the Schedule 13G, BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(4)

Includes options to purchase 2,676,666 shares of our common stock, of which (i) 300,000 shares are exercisable at a price of $2.53 per share, (ii) 200,000 shares are exercisable at a price of $0.79 per share, (iii) 250,000 shares are exercisable at a price of $1.13 per share, (iv) 300,000 shares are exercisable at a price of $4.01 per share, (v) 500,000 shares are exercisable at a price of $3.54 per share, (vi) 500,000 shares are exercisable at a price of $2.24 per share, (vii) 493,332 shares are exercisable at a price of $4.64 per share, and (viii) 133,333 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 246,667 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 266,667 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 270,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 30,834 restricted stock units that will vest on December 2, 2022, and (v) 175,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(5)

Includes options to purchase 272,333 shares of our common stock, of which (i) 40,000 shares are exercisable at a price of $2.53 per share, (ii) 50,000 shares are exercisable at a price of $0.79 per share, (iii) 60,000 shares are exercisable at a price of $1.13 per share, (iii) 40,000 shares are exercisable at a price of $4.01 per share, (iv) 50,000 shares are exercisable at a price of $2.24 per share, (v) 22,333 shares are exercisable at a price of $4.64 per share, and (vi) 10,000 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 11,167 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 20,000 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 20,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 1,334 restricted stock units that will vest on December 2, 2022, and (v) 12,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(6)

Includes options to purchase 252,333 shares of our common stock, of which (i) 20,000 shares are exercisable at a price of $2.53 per share, (ii) 50,000 shares are exercisable at a price of $0.79 per share, (iii) 60,000 shares are exercisable at a price of $1.13 per share, (iv) 40,000 shares are exercisable at a price of $4.01 per share, (v) 50,000 shares are exercisable at a price of $2.24 per share, (vi) 22,333 shares are exercisable at a price of $4.64 per share, and (vii) 10,000 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 11,167 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 20,000 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 20,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 1,334 restricted stock units that will vest on December 2, 2022, and (v) 12,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(7)

Includes options to purchase 232,333 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $0.79 per share, (ii) 60,000 shares are exercisable at a price of $1.13 per share, (iii) 40,000 shares are exercisable at a price of $4.01 per share, (iv) 50,000 shares are exercisable at a price of $2.24 per share, (v) 22,333 shares are exercisable at a price of $4.64 per share, and (vi) 10,000 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 11,167 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 20,000 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 20,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 1,334 restricted stock units that will vest on December 2, 2022, and (v) 12,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(8)

Includes options to purchase 20,000 shares of our common stock at an exercise price of $5.78 per share. Excludes (i) unvested stock options to purchase 40,000 shares of our common stock at a price of $5.78 per share that will vest in two annual tranches beginning on June 29, 2023, (ii) unvested stock options to purchase 20,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, and (iii) 12,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(9)

Includes options to purchase 1,121,666 shares of our common stock, of which (i) 150,000 shares are exercisable at a price of $2.53 per share, (ii) 100,000 shares are exercisable at a price of $0.79 per share, (iii) 150,000 shares are exercisable at a price of $1.13 per share, (iv) 285,000 shares are exercisable at a price of $4.01 per share, (v) 225,000 shares are exercisable at a price of $2.24 per share, (vi) 120,000 shares are exercisable at a price of $4.64 per share, and (vii) 91,666 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 60,000 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 183,334 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 185,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 20,000 restricted stock units that will vest on December 2, 2022, and (v) 41,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(10)

Includes options to purchase 1,081,333 shares of our common stock, of which (i) 150,000 shares are exercisable at a price of $2.53 per share, (ii) 100,000 shares are exercisable at a price of $0.79 per share, (iii) 150,000 shares are exercisable at a price of $1.13 per share, (iv) 285,000 shares are exercisable at a price of $4.01 per share, (v) 225,000 shares are exercisable at a price of $2.24 per share, (vi) 88,000 shares are exercisable at a price of $4.64 per share, and (vii) 83,333 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 44,000 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 166,667 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 167,500 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 14,667 restricted stock units that will vest on December 2, 2022, and (v) 33,500 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(11)

Includes options to purchase 714,666 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $1.13 per share, (ii) 285,000 shares are exercisable at a price of $4.01 per share, (iii) 225,000 shares are exercisable at a price of $2.24 per share, (iv) 88,000 shares are exercisable at a price of $4.64 per share, and (v) 66,666 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 44,000 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 133,334 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 135,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 14,667 restricted stock units that will vest on December 2, 2022, and (v) 30,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(12)

Includes options to purchase 594,666 shares of our common stock, of which (i) 65,000 shares are exercisable at a price of $1.85 per share, (ii) 40,000 shares are exercisable at a price of $0.79 per share, (iii) 50,000 shares are exercisable at a price of $1.13 per share, (iv) 60,000 shares are exercisable at a price of $4.01 per share, (v) 225,000 shares are exercisable at a price of $2.24 per share, (vi) 88,000 shares are exercisable at a price of $4.64 per share, and (vii) 66,666 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 44,000 shares of our common stock at a price of $4.64 per share that will vest on December 2, 2022, (ii) unvested stock options to purchase 133,334 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (iii) unvested stock options to purchase 135,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (iv) 14,667 restricted stock units that will vest on December 2, 2022, and (v) 29,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(13)

Includes options to purchase 306,666 shares of our common stock, of which (i) 120,000 shares are exercisable at a price of $2.86 per share, (ii) 40,000 shares are exercisable at a price of $2.24 per share, (iii) 20,000 shares are exercisable at a price of $4.21 per share, (iv) 60,000 shares are exercisable at a price of $4.70 per share, and (v) 66,666 shares are exercisable at a price of $3.42 per share. Excludes (i) unvested stock options to purchase 30,000 shares of our common stock at a price of $2.86 per share that will vest in two annual tranches beginning on August 6, 2022, (ii) unvested stock options to purchase 10,000 shares of our common stock at a price of $4.21 per share that will vest on January 6, 2023, (iii) unvested stock options to purchase 90,000 shares of our common stock at a price of $4.70 per share that will vest in three annual tranches beginning on June 23, 2023, (iv) unvested stock options to purchase 133,334 shares of our common stock at a price of $3.42 per share that will vest in two annual tranches beginning on December 30, 2022, (v) unvested stock options to purchase 135,000 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, (vi) 10,000 restricted stock units that will vest on June 23, 2023, and (vii) 32,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(14)

Includes options to purchase 75,000 shares of our common stock at $5.49 per share. Excludes (i) unvested stock options to purchase 225,000 shares of our common stock at a price of $5.49 per share that will vest in three annual tranches beginning on July 6, 2023, (ii) unvested stock options to purchase 67,500 shares of our common stock at a price of $7.07 per share that will vest in three annual tranches beginning on December 28, 2022, and (iii) 50,000 restricted stock units that will vest in three annual tranches beginning on February 14, 2023.

(15)

Includes options to purchase 7,892,328 shares of our common stock at prices ranging from $0.79 per share to $7.07 per share. Excludes (i) unvested stock options to purchase 3,171,173 shares of our common stock, and (ii) 574,005 unvested restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 2020, we have had no transactions or proposed transactions in which we were or are to be participants and in which any related person had or will have a direct or indirect material interest.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide for a board of directors elected annually for one-year terms. The Board has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed proxy will be voted for a substitute nominee selected by the Board.

Nominees for Director

The nominees for director are as follows:

Name	Age	Director Since
Patrick J. McEnany	75	January 2002
Philip H. Coelho	78	October 2002
Charles B. O’Keeffe	82	December 2004
David S. Tierney, M.D.	59	October 2002
Richard J. Daly	61	February 2015
Donald A. Denkhaus	76	February 2015
Molly Harper	46	June 2021

Biographical information about each of our existing directors is contained above in “Our Board of Directors.”

Consideration of Future Nominees

The Nominating & Corporate Governance Committee will consider director candidates recommended by our stockholders. Any stockholder wishing to submit a recommendation with respect to the 2023 Annual Meeting of Stockholders should send a signed letter of recommendation to us at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary. To be considered, recommendation letters must be received between December 23, 2022 and January 25, 2023, and must include: (i) all information about the nominee required to be disclosed in solicitations of proxies in an election contest; (ii) the written consent of the nominee to the nomination and such nominee’s willingness to serve if elected; and (iii) the name and address of the stockholder making such recommendation, the class and number of shares of capital stock the stockholder owns, and a representation by the stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear, in person or by proxy, to propose such nomination.

Vote Required

The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

The Board of Directors recommends a vote in favor of the seven persons listed above who have been nominated for election to the Board of Directors.

PROPOSAL TWO:

ADVISORY VOTE ON THE 2021 COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we include in our proxy statement no less often than every three (3) years a non-binding, advisory stockholder vote to approve the compensation of our named executive officers as described above under Compensation—Disclosure and Analysis, including the compensation tables contained therein, which is set forth beginning on page 16 of this Proxy Statement. Our last advisory vote on our named executive officers’ compensation was held at our 2021 Annual Meeting of Stockholders.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but it gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not to address any specific item of compensation, but rather the overall compensation of our named executive officers.

Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Catalyst Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting of Stockholders to be held on September 19, 2022, pursuant to Item 402 of Regulation S-K, including the narrative discussion of executive compensation, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

This vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee of our Board. The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the compensation of our named executive officers. The Board and the Compensation Committee will take into account the outcome of the vote; however, when considering the compensation of our named executive officers, the Board may decide that it is in the best interest of stockholders and the Company to continue its current compensation practices regardless of the result of the votes on this proposal.

The Board has determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be held at the 2023 Annual Meeting of Stockholders.

The Board of Directors recommends a vote in favor of the approval, on an advisory basis, of the compensation paid to our named executive officers in 2021, as disclosed in this proxy statement.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The purpose of this proposal is the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022. Grant Thornton has served as our independent registered public accounting firm since 2006. The Audit Committee may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the stockholders, and the Audit Committee would do so if it were in our best interest and the best interest of our stockholders. Grant Thornton provided services in connection with the audit of our financial statements and our internal control over financial reporting at December 31, 2021 and for the year ended December 31, 2021. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

Information about fees paid to Grant Thornton in fiscal years 2021 and 2020 are contained above in “Independent Auditor’s Fees”

Pre-Approval of Audit Functions

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent registered public accounting firm or any other auditing or accounting firm. 100% of the services provided to us by Grant Thornton in 2021 and 2020 were pre-approved by the Audit Committee.

The Board of Directors recommends that stockholders approve the proposal to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2022.

OTHER MATTERS

The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of proxy holders.

CONTACTING THE BOARD OF DIRECTORS

Stockholders may communicate with the board of directors by directing their communications in a hard copy (i.e. non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our principal executive office located at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of our common stock. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of our products or services; (ii) communications from suppliers or vendors relating to our obligations to such supplier or vendor; (iii) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (iv) any other communications that the corporate secretary deems, in his reasonable discretion, to be unrelated to our business. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be automatically sent directly to the chair of the Audit Committee, whether or not it was directed to such person.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2023 Annual Meeting of Stockholders must be received by our corporate secretary not later than January 25, 2023 at our principal executive offices, 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2023 Annual Meeting of Stockholders. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

ADDITIONAL INFORMATION

We are delivering our Annual Report to our stockholders with this Proxy Statement. We will furnish without charge to any stockholder submitting a written request, our 2021 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and any schedules thereto. Such written requests should be directed to our Corporate Secretary at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

August 5, 2022

CATALYST PHARMACEUTICALS, INC.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. McEnany and Alicia Grande, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on Monday, September 19, 2022 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.	PROPOSAL ONE — Election of Directors

To elect Patrick J. McEnany as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Philip H. Coelho as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Charles B. O’Keeffe as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect David S. Tierney, M.D. as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Donald A. Denkhaus as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Richard J. Daly as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Molly Harper as a member of the Board of Directors until the 2023 Annual Meeting of Stockholders, or until her earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

1

2.	PROPOSAL TWO — To approve, on an advisory basis, the 2021 compensation of our named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE — To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL FOUR — To transact such other business as may properly come before the meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated August 5, 2022, and the accompanying Proxy Statement.

Date: ____________, 2022.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

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